UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2021
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 10, 2021, Santal, L.L.C., a wholly owned, indirect subsidiary of Stratus Properties Inc. (Stratus), completed the previously announced disposition of the real and personal property associated with The Santal, free and clear of all liens associated with the project loan, for $152.0 million in cash, to Berkshire Multifamily Income Realty-OP, L.P., a Delaware limited partnership (The Santal Purchaser). The Santal was Stratus’ wholly owned 448-unit garden-style, multi-family luxury apartment complex located in Section N of the Barton Creek community in Austin, Texas.

Pre-tax net cash proceeds were approximately $74 million after payment of selling costs and the project loan.

The sale was made pursuant to an Agreement of Sale and Purchase dated September 20, 2021 between Santal, L.L.C. and BG-QR GP, LLC, a Delaware limited liability company, as amended by the First Amendment to Agreement of Sale and Purchase dated October 4, 2021 (collectively, the Original Agreement), and, after assignment of the Original Agreement to The Santal Purchaser, as further amended by the Second Amendment to Agreement of Sale and Purchase dated November 3, 2021 (The Santal Purchase Agreement).

The foregoing description of The Santal Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to The Santal Purchase Agreement, copies of which are Exhibit 2.1, Exhibit 2.2 and Exhibit 2.3 to this report and are incorporated herein by reference.

Item 8.01. Other Events.

On December 14, 2021, Stratus issued a press release, titled “Stratus Properties Inc. Completes Sale of The Santal for $152 Million.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information.

The following unaudited pro forma financial statements were derived from Stratus’ historical financial statements and are being presented to give effect to (i) the disposition of The Santal for pre-tax net cash proceeds of $74.1 million after payment of selling costs and the project loan as described above in Item 2.01 of this report (The Santal Disposition) and (ii) the probable disposition of the real and personal property associated with Block 21 for an aggregate purchase price of $260.0 million, as reported in Stratus’ Current Report on Form 8-K dated October 26, 2021, and reflecting a probable downward adjustment to $255.0 million (the Probable Block 21 Disposition).

As previously disclosed, on October 26, 2021, Stratus Block 21, L.L.C., a Delaware limited liability company, and Stratus Block 21 Investments, L.P., a Texas limited partnership, both wholly owned, indirect subsidiaries of Stratus, entered into agreements (collectively, the Block 21 Sales Agreements) pursuant to which they agreed to sell the real and personal property associated with Block 21 to Ryman Hospitality Properties, Inc. (the Block 21 Purchaser), subject to limited exclusions and subject to the terms and conditions specified in the Block 21 Sales Agreements.

Block 21 is Stratus’ wholly owned mixed-use real estate development and entertainment business in downtown Austin, Texas that contains the 251-room W Austin Hotel and is home to ACL Live, a 2,750-seat live music and entertainment venue and production studio that serves as the location for the filming of Austin City Limits. Block 21 also includes Class A office space, retail space and the 3TEN ACL Live entertainment venue and business, which has a capacity of approximately 350 people.

The purchase price under the Block 21 Sales Agreements is $260.0 million in the aggregate, subject to downward adjustments up to $5.0 million (the Total Purchase Price) and will be payable by the assumption of the project loan, for which the Block 21 Purchaser will receive a credit against the Total Purchase Price in an amount equal to the unpaid balance of the project loan as of the closing of the Probable Block 21 Disposition plus accrued but unpaid interest, with the remainder to be paid in cash or other readily available funds. As of September 30, 2021, the principal balance of the project loan was approximately $138 million.

Presented below are the following unaudited pro forma financial statements:

–Condensed balance sheet as of September 30, 2021, as adjusted assuming The Santal Disposition and Probable Block 21 Disposition occurred on September 30, 2021; and

–Condensed statements of operations for the years ended December 31, 2020 and 2019, and the nine months ended September 30, 2021, as adjusted assuming The Santal Disposition and Probable Block 21 Disposition occurred on January 1, 2019.

The unaudited pro forma condensed financial statements are prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments have been made solely for the purpose of providing pro forma financial information as required by the U.S. Securities and Exchange Commission (SEC) rules. Differences between these pro forma adjustments and the final accounting for The Santal Disposition and Probable Block 21 Disposition may be material. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this report.

Stratus expects to report Block 21 as a discontinued operation under U.S. generally accepted accounting principles (GAAP). As these pro forma statements of operations include only results from continuing operations, the projected pre-tax gain on the Probable Block 21 Disposition of approximately $110 million is not presented.

The pro forma financial information is provided for informational purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Stratus would have been had The Santal Disposition and Probable Block 21 Disposition occurred on the dates assumed, nor are they necessarily indicative of Stratus’ future consolidated results of operations or consolidated financial position. The unaudited pro forma condensed balance sheet and statements of operations should be read in conjunction with (i) the accompanying notes to the pro forma financial information (ii) the Current Reports on Form 8-K filed with the SEC on September 21, 2021, and October 15, 2021 (for reporting The Santal Purchase Agreement), and on October 26, 2021 (for reporting the Block 21 Sales Agreements), (iii) the audited consolidated financial statements and accompanying notes of Stratus contained in its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 15, 2021, and (iv) the unaudited condensed consolidated financial statements and accompanying notes of Stratus contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 15, 2021 (Third Quarter 2021 Form 10-Q).

Stratus’ Board of Directors and management are engaged in a strategic planning process, which includes consideration of the use of proceeds from The Santal Disposition and Probable Block 21 Disposition and of Stratus’ long-term business strategy. The potential uses of proceeds may include a combination of further deleveraging, returning cash to shareholders and investing in Stratus’ project pipeline. These factors may impact Stratus’ evaluation of a potential conversion to a real estate investment trust. In the interim, Stratus used approximately $56 million of the pre-tax net cash proceeds to pay the full outstanding balance on its revolving credit facility with Comerica Bank.

Although the Probable Block 21 Disposition is being reflected in this report as a probable disposition, no assurance can be given that the sale will be completed. The closing is subject to the timely satisfaction or waiver of a number of specified closing conditions, including the consent of the loan servicer for the project loan to the Block 21 Purchaser’s assumption of the project loan, the consent of the hotel operator, an affiliate of Marriott, to the Block 21 Purchaser’s assumption of the hotel operating agreement, the absence of a material adverse effect with respect to the results of operations or condition of Block 21 and other customary closing conditions.

STRATUS PROPERTIES INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
SEPTEMBER 30, 2021
(In Thousands)

		Adjustments
	Historical (1)	The Santal (2)	Block 21 (3)	Other (4)	Pro Forma
ASSETS
Cash, cash equivalents, and restricted cash	$59,621	$74,107	$104,055	$—	$237,783
Real estate held for sale	1,773	—	—	—	1,773
Real estate under development	144,666	—	—	—	144,666
Land available for development	42,564	—	—	—	42,564
Real estate held for investment, net	211,972	—	(121,010)	—	90,962
Lease right-of-use assets	10,634	—	(64)	—	10,570
Other assets	20,606	—	(2,119)	—	18,487
Assets held for sale	67,264	(67,264)	—	—	—
Total assets	$559,100	$6,843	$(19,138)	$—	$546,805

LIABILITIES AND EQUITY
Accounts payable and accrued liabilities	$20,607	$—	$(6,865)	$3,974	$17,716
Debt	295,394	—	(137,885)	—	157,509
Lease liabilities	13,888	—	(64)	—	13,824
Other liabilities and deferred gain	26,635	—	(7,300)	—	19,335
Liabilities held for sale	75,174	(75,174)	—	—	—
Total liabilities	431,698	(75,174)	(152,114)	3,974	208,384

Total equity	127,402	82,017	116,093	(3,974)	321,538
Total liabilities and equity	$559,100	$6,843	$(36,021)	$—	$529,922

NOTES TO UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
(1) Stratus’ historical financial information has been derived from its Third Quarter 2021 Form 10-Q. The assets and liabilities of The Santal were classified as held for sale on Stratus’ September 30, 2021, balance sheet.
(2) Pro forma adjustments reflect The Santal Disposition for pre-tax net cash proceeds of $74.1 million after the use of a portion of the pre-tax net cash proceeds to pay the full outstanding balance of the project loan ($75.0 million). The pre-tax net cash proceeds exclude any settlement prorations upon closing of the transaction. The pro forma adjustments do not reflect the use of approximately $56 million of pre-tax net cash proceeds to pay the full outstanding balance on Stratus’ revolving credit facility with Comerica Bank.

A reconciliation of the sale price to net cash proceeds follows (in millions):

Sale price	$152.0
Repair and other credits	(0.7)
Selling costs	(0.7)
The Santal project loan principal balance	(75.0)
Prepayment fee	(1.5)
Net cash proceeds	$74.1
(3) Pro forma adjustments reflect the Probable Block 21 Disposition for expected pre-tax net cash proceeds of $104.1 million and assumption of the existing Block 21 project loan of $137.7 million by the Block 21 Purchaser. The pre-tax net cash proceeds exclude any settlement prorations upon closing of the transaction.

A reconciliation of the sale price to expected net cash proceeds follows (in millions):

Sale price	$255.0
Estimated selling costs	(1.8)
Block 21 project loan balance	(137.7)
Restricted cash to be acquired by the purchaser	(11.4)
Net cash proceeds	$104.1
(4) Adjustment reflects an increase to the accrued liability under Stratus’ Profit Participation Incentive Plan (PPIP) associated with The Santal Disposition.

STRATUS PROPERTIES INC.
UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
(In Thousands, except per share amounts)

	Nine Months Ended September 30, 2021
		Adjustments
	Historical (1)	The Santal (2)	Block 21 (3)	Other (4)	Pro Forma

Revenues	$41,571	$(6,826)	$(18,298)	$—	$16,447
Cost of sales	40,747	(5,611)	(21,640)	—	13,496
General and administrative expenses	16,365	—	(568)	—	15,797
Impairment of real estate	625	—	—	—	625
Gain on sale of assets	(22,931)	—	—	—	(22,931)
Operating income (loss)	6,765	(1,215)	3,910	—	9,460
Interest expense, net	(8,666)	2,418	5,976	(566)	(838)
Net gain on extinguishment of debt	3,454	—	—	—	3,454
Other income, net	74	—	—	—	74
(Provision for) benefit from income taxes (5)	(351)	(224)	(1,895)	119	(2,351)
Equity in unconsolidated affiliates' loss	(11)	—	—	—	(11)
Net income (loss) and total comprehensive income (loss)	1,265	979	7,991	(447)	9,788
Total comprehensive income attributable to noncontrolling interest in subsidiaries	(6,248)	—	—	—	(6,248)
Net (loss) income and total comprehensive (loss) income attributable to common stockholders	$(4,983)	$979	$7,991	$(447)	$3,540

Basic and diluted net loss (income) per share attributable to common stockholders	$(0.61)				$0.43

Weighted-average common shares outstanding (6)
Basic	8,232				8,232
Diluted	8,232				8,303

	Year Ended December 31, 2020
		Adjustments
	Historical (1)	The Santal (2)	Block 21 (3)	Other (4)	Pro Forma

Revenues	$61,015	$(8,697)	$(16,682)	$—	$35,636
Cost of sales	67,020	(7,259)	(29,610)	—	30,151
General and administrative expenses	15,036	—	(1,457)	—	13,579
Income from forfeited earnest money	(15,000)	—	15,000	—	—
Operating loss	(6,041)	(1,438)	(615)	—	(8,094)
Interest expense, net	(14,827)	4,044	8,130	(444)	(3,097)
Other income (losses), net	227	3	(27)	—	203
(Provision for) benefit from income taxes (5)	(3,818)	(512)	(1,270)	93	(5,507)
Equity in unconsolidated affiliates' loss	(16)	—	—	—	(16)
Net (loss) income and total comprehensive (loss) income	(24,475)	2,097	6,218	(351)	(16,511)
Total comprehensive income attributable to noncontrolling interest in subsidiaries	1,685	—	—	—	1,685
Net (loss) income and total comprehensive (loss) income attributable to common stockholders	$(22,790)	$2,097	$6,218	$(351)	$(14,826)

Basic and diluted net loss per share attributable to common stockholders	$(2.78)				$(1.81)

Basic and diluted weighted-average common shares outstanding (6)	8,211				8,211

	Year Ended December 31, 2019
		Adjustments
	Historical (1)	The Santal (2)	Block 21 (3)	Other (4)	Pro Forma

Revenues	$92,178	$(7,672)	$(62,175)	$—	$22,331
Cost of sales	75,314	(7,169)	(52,188)	—	15,957
General and administrative expenses	12,384	—	(1,040)	3,974	15,318
Gain on sale of assets	(5,683)	(83,328)	—	—	(89,011)
Operating income (loss)	10,163	82,825	(8,947)	(3,974)	80,067
Interest expense, net	(12,483)	3,480	8,235	(630)	(1,398)
Net loss on extinguishment of debt	(247)	(1,660)	—	—	(1,907)
Other income, net	236	—	—	—	236
(Provision for) benefit from income taxes (5)	(117)	(18,089)	392	967	(16,847)
Equity in unconsolidated affiliates' loss	(19)	—	—	—	(19)
Net (loss) income and total comprehensive (loss) income	(2,467)	66,556	(320)	(3,637)	60,132
Total comprehensive loss attributable to noncontrolling interest in subsidiaries	3	—	—	—	3
Net (loss) income and total comprehensive (loss) income attributable to common stockholders	$(2,464)	$66,556	$(320)	$(3,637)	$60,135

Net (loss) income per share attributable to common stockholders
Basic	$(0.30)				$7.35
Diluted	$(0.30)				$7.31

Weighted-average common shares outstanding (6)
Basic	8,182				8,182
Diluted	8,182				8,221

NOTES TO UNAUDITED PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
(1) Stratus’ historical financial information has been derived from its Third Quarter 2021 Form 10-Q and Annual Report on Form 10-K for the year ended December 31, 2020, as applicable.
(2) Pro forma adjustments reflect The Santal Disposition, including an estimated gain of $83.3 million in 2019, and use of a portion of the pre-tax net cash proceeds to pay the full outstanding balance of the project loan. The estimated gain was calculated based on September 30, 2021, balances. The pro forma adjustments do not reflect the use of approximately $56 million of pre-tax net cash proceeds to pay the full outstanding balance on Stratus’ revolving credit facility with Comerica Bank.
(3) Pro forma adjustments reflect the Probable Block 21 Disposition and assumption of the existing Block 21 project loan by the Block 21 Purchaser. Stratus expects to report Block 21 as a discontinued operation under GAAP. As these pro forma statements of operations include only results from continuing operations, the projected gain on the Probable Block 21 Disposition is not presented. Based on September 30, 2021, balances, Stratus expects to record an approximate pre-tax gain of $110 million upon the closing of the Probable Block 21 Disposition.
(4) The year 2019 includes an adjustment for an increase to the accrued liability under Stratus’ PPIP associated with The Santal Disposition. All periods presented also include adjustments to capitalized interest.

(5) The effect on income taxes of the pro forma adjustments have been computed based on the statutory rates in effect during the periods presented.
(6) The historical weighted-average shares of common stock outstanding exclude approximately 134 thousand shares for the first nine months of 2021, 86 thousand shares for the year 2020 and 88 thousand shares for the year 2019 associated with restricted stock units (RSUs) and outstanding stock options that were anti-dilutive as a result of the net losses for the periods. The pro forma diluted weighted-average shares of common stock outstanding exclude approximately 7 thousand shares for the first nine months of 2021 and 21 thousand shares for the year 2019 associated with RSUs that were anti-dilutive.

(d) Exhibits.

Exhibit Number	Exhibit Title
2.1
Agreement of Sale and Purchase, by and between Santal, L.L.C., as seller, and BG-QR GP, LLC, as purchaser, dated as of September 20, 2021 (incorporated herein by reference to Exhibit 2.2 to Stratus’ Quarterly Report on Form 10-Q filed on November 15, 2021).

2.2
First Amendment to Agreement of Sale and Purchase, by and between Santal, L.L.C., as seller, and BG-QR GP, LLC, as purchaser, effective as of October 13, 2021 (incorporated herein by reference to Exhibit 2.3 to Stratus’ Quarterly Report on Form 10-Q filed on November 15, 2021).

2.3
Second Amendment to Agreement of Sale and Purchase, by and between Santal, L.L.C., as seller, and Berkshire Multifamily Income Realty-OP, L.P., as purchaser, dated as of November 3, 2021 (incorporated herein by reference to Exhibit 2.4 to Stratus’ Quarterly Report on Form 10-Q filed on November 15, 2021).

99.1	Press release dated December 14, 2021, titled “Stratus Properties Inc. Completes Sale of The Santal for $152 Million.”
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: December 16, 2021